Exhibit 99.B(d)(66)

Schedule A

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

PanAgora Asset Management Inc.

As of December 11, 2013, as amended March 29, 2017

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

The fee schedule below will be applied to the sum of the average daily value of the Assets of the Accumulation Commodity Strategy Subsidiary Ltd. and the average daily value of the assets of the SEI Institutional Managed Trust Multi-Asset Accumulation Fund (each a “Fund”, collectively the “Funds”) to which the Sub-Adviser provides investment sub-advisory services. The pro rata portion of the total fee (as determined pursuant to this paragraph) attributable to each Fund will be based on the relative values of the average daily Assets of the Funds.

[REDACTED]

Agreed and Accepted:

SEI Investments Management Corporation	PanAgora Asset Management Inc.

By:	By:

/s/ William T. Lawrence	/s/ Louis X. Iglesias

Name:	Name:

William T. Lawrence	Louis X. Iglesias

Title:	Title:

Vice President	Chief Compliance Officer

Schedule B

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

PanAgora Asset Management Inc.

As of December 11, 2013, as amended March 29, 2017

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional Managed Trust

Multi-Asset Accumulation Fund

The fee schedule below will be applied to the sum of the average daily value of the Assets of the Accumulation Commodity Strategy Subsidiary Ltd. and the average daily value of the assets of the SEI Institutional Managed Trust Multi-Asset Accumulation Fund (each a “Fund”, collectively the “Funds”) to which the Sub-Adviser provides investment sub-advisory services. The pro rata portion of the total fee (as determined pursuant to this paragraph) attributable to each Fund will be based on the relative values of the average daily Assets of the Funds.

[REDACTED]

Agreed and Accepted:

SEI Investments Management Corporation	PanAgora Asset Management Inc.

By:	By:

/s/ William T. Lawrence	/s/ Louis X. Iglesias

Name:	Name:

William T. Lawrence	Louis X. Iglesias

Title:	Title:

Vice President	Chief Compliance Officer